UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2007

————————————

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

————————————

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
The information contained in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished pursuant to Item 2.02, "Results of Operations and Financial Condition." This information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 29, 2007, The Hain Celestial Group, Inc. announced results for the quarter and twelve months ended June 30, 2007 and disclosed that it was not yet in a position to file its Annual Report on Form 10-K for the year ended June 30, 2007 in light of the matters discussed under Item 8.01.

A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

In response to the previously disclosed notice from the Securities and Exchange Commission (the “SEC”) that it was conducting an inquiry into the Company’s stock option practices, the Company undertook a review of past practices in connection with grants of stock options. This review is being conducted with newly engaged outside legal counsel for the specific purpose of the investigation, at the direction of a group of independent directors. As previously disclosed, the Company is cooperating with the SEC’s investigation.

While counsel’s review is substantially complete, the Company is not yet in a position to file its Annual Report on Form 10-K for the year ended June 30, 2007. Therefore, the financial information included in the attached release remains unaudited and certain items in the balance sheet, such as shareholder equity and deferred tax accounts, are subject to the conclusion of the review.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2007

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name: Ira J. Lamel
Title: Executive Vice President and
Chief Financial Officer